Exhibit 10.5

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into this              day of June, 2003, between Lee Edelstein, an individual residing at                              (the “Creditor”), Access Worldwide Communications, Inc., a Delaware corporation (the “Company”), and CapitalSource Finance LLC, a Delaware limited liability company (“the Lender”).

WHEREAS, the Lender and the Company and certain of its affiliates have entered into that certain Revolving Credit, Term Loan and Security Agreement dated as June             , 2003 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement,”) pursuant to which the Lender has agreed to make Loans to the Company and certain of its affiliates;

WHEREAS, Company executed that certain 6% Convertible Subordinated Promissory Note Due on January 15, 2000 in the original principal amount of $1,300,000.00 dated January 15, 1997 in favor of Creditor, as amended by and as further evidenced by the Amendment to 6% Convertible Subordinated Promissory Note Due January 15, 2000 dated April 14, 2000 (such 6% Convertible Subordinated Promissory Note Due on January 15, 2000 and other documents, instruments, and agreements, as so amended to date are hereinafter collectively referred to as the “Subordinated Note”) (a copy of the Subordinated Note is attached hereto as Exhibit A);

WHEREAS, in connection with the proposed financial accommodations being made by the Lender for the benefit of the Company and as a condition to the Lender’s agreement to enter into and perform under the Loan Documents and to advance funds pursuant thereto, the parties hereto are required to and hereby desire to enter into this Agreement pursuant to which the Creditor hereby agrees to and does, among other things, subordinate his claims and rights to receive payment under the Subordinated Note in favor of the payment of the Obligations pursuant to the terms and conditions set forth herein;

WHEREAS, the Lender is willing to execute, deliver and perform under the Loan Documents and to make the Loans available only upon the condition that each of the Company and the Creditor executes and delivers to the Lender, this Agreement and agree to perform and to comply with its obligations hereunder; and

WHEREAS, Creditor acknowledges and confirms that as a creditor of the Company (a) he will benefit from the execution, delivery and performance by the Lender of the Loan Documents and the making of the Advances and the funding of the Loans to the Company, (b) the Loans by the Lender constitute valuable consideration to the Creditor, (c) this Agreement is intended to be an inducement to the Lender to execute, deliver and perform the Loan Documents, to make the Advances and to fund the Loans, and (d) the Lender is relying upon this Agreement in making the Loans to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for the Lender to enter into the Loan Documents, the parties hereto, intending to be legally bound hereby, do agree as follows:

1. Definitions.

(a) Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement or, to the extent the same are used or defined therein, the meanings provided in Article 9 of the UCC in effect on the date hereof. Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa. This Agreement shall mean such agreement as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time. Unless otherwise specified, all accounting terms not defined in the Loan Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP. References in this Agreement to any Person shall include such Person and its successors and permitted assigns.

(b) As used in this Agreement, the following terms shall have the meanings specified in this Section 1(b).

“Enforcement Action” shall mean any action, whether legal, equitable, judicial, non-judicial or otherwise, to collect or receive any amounts under the Subordinated Note or Subordinated Debt including, without limitation, joining with any other Person in the filing of petition or action to cause an Insolvency Event, or to enforce or realize upon any Lien, security interest, restriction, encumbrance, charge, claim, right or other interest or arrangement now or in the future existing, including, without limitation, any repossession, foreclosure, public sale, private sale, collection, receipt, obtaining of a receiver or retention of all or any part of amounts paid pursuant to the Subordinated Note or Subordinated Debt or Lender Collateral, or any acceleration of the Subordinated Note or Subordinated Debt or the exercise or enforcement of any other right, power or remedy with respect to the Subordinated Note or Subordinated Debt.

“Lender Collateral” means the “Collateral” as defined in the Loan Agreement.

“Obligations” has the meaning ascribed to the term “Obligations” in the Loan Agreement and the other Loan Documents, including, without limitation, the Loans and all Notes, fees, charges and expenses and other amounts for which Borrower or any Guarantor is now or hereafter becomes liable to pay or deliver to the Lender under this Agreement, the Loan Agreement or any other Loan Document and all renewals or replacements of any of the foregoing.

“Subordinated Debt” means collectively any and all indebtedness, liabilities, obligations, fees, charges, expenses, and/or payments, all indemnification and insurance payments and other amounts, penalties, late charges, interest, advances, payables, covenants and duties of any kind at any time owing, owed or payable by the Company to the Creditor under or pursuant to the Subordinated Note or otherwise and all renewals or replacements of any of the foregoing.

2. Subordination of the Subordinated Note.

(a) The Subordinated Note and Subordinated Debt are hereby are expressly subordinated in right of payment, delivery and issuance and in right of remedies and action to the prior performance and satisfaction and indefeasible payment in full in cash of the Obligations and termination of the Loan Documents and to the Lender’s right to take all actions and to pursue all remedies under the Loan Documents, at law, in equity and otherwise as provided herein.

(b) Notwithstanding any other provision of, the Subordinated Note, any of the Loan Documents or any other document executed in connection with any of the foregoing or evidencing or with respect to any Subordinated Debt, the Company shall not make any payments of principal, interest or other amounts on the Subordinated Note, except as expressly permitted under Section 2(c) hereof, whether scheduled payments, prepayments or otherwise, until indefeasible payment in full in cash of all the Obligations and termination of the Loan Documents.

(c) Notwithstanding any other provision of this Agreement, the Subordinated Note or any of the Loan Documents or any other document executed in connection with any of the foregoing or evidencing or with respect to any Subordinated Debt, the Company (a) may make a principal payment of Fifty Thousand Dollars ($50,000.00) on the Subordinated Note upon the closing under the Loan Agreement, and (b) may make regularly scheduled monthly payments of principal and interest on the Subordinated Note as such becomes due and payable (not as a prepayment) in an amount not to exceed the lesser of (x) twenty-five percent (25%) of the Excess Cash Flow of the Company for the calendar month prior to the month in which such payment is to be made, or (y) Sixty Three Thousand Dollars ($63,000.00) per month; provided, that, at the time of any such payment, no Default or Event of Default has occurred and is continuing or would result by or from any such payment. In furtherance of and without limiting the foregoing, if requested by Lender in its Permitted Discretion, the Company covenants and agrees not to make or permit or cause any other Person to make, and Creditor agrees not to receive or collect or permit to be received or collected, directly or indirectly, any payment on or with respect to the Subordinated Note unless the Company shall have delivered to the Lender at least three (3) Business Days prior to such proposed payment a certificate certifying that no Default or Event of Default has occurred and is continuing or would result by or from any such payment. The Company and the Creditor covenant that upon, as of and after the occurrence of a Default or Event of Default, the Company’s ability to make and Creditor’s right to receive, any payment or amount on or with respect to the Subordinated Note otherwise permitted under this Section 2(c) shall immediately and automatically cease and terminate until the earlier of (i) the date upon which all of the Obligations have been indefeasibly paid in full in cash and the Loan Documents have been terminated, and (ii) the date, if any, on which such Default or Event of Default shall have been cured or waived by Lender in accordance with the Loan Documents in each case as acknowledged by the Lender in writing (each such period, a “Blockage Period”). Any payment on or with respect to the Subordinated Note made or received during any Blockage Period shall be held by Creditor in trust for the Lender, and shall be immediately turned over to the Lender for application to the Obligations.

(d) Notwithstanding any other provision of this Agreement, the Subordinated Note any Loan Document or any other document, instrument, or agreement executed in connection with any of the foregoing or evidencing or with respect to any Subordinated Debt, the Creditor shall not take any Enforcement Action with respect to any Subordinated Debt or the Subordinated Note unless (i) the Creditor shall have delivered to the Lender at least ten (10) calendar days prior to such proposed Enforcement Action written notice that the Creditor intends to take such Enforcement Action, and (ii) a Blockage Period shall not be in effect on or prior to the proposed date of such Enforcement Action. The Creditor further covenants and agrees that upon, as of and after the occurrence of a Default or Event of Default the Creditor’s ability and right to take any Enforcement Action with respect to the Subordinated Note, Subordinated Debt or the Company otherwise permitted under this Section 2(d) shall immediately and automatically cease and terminate until the end of the applicable Blockage Period resulting from such Default or Event of Default.

(e) If the Company shall make any payment, delivery or issuance with respect to the Subordinated Note or Subordinated Debt to the Creditor or the Creditor shall receive or collect any such payment, delivery or issuance or shall take any Enforcement Action that is prohibited by this Agreement, then (i) such payment, delivery or issuance shall be deemed to be the property of, segregated, received and held in trust for the benefit of the Lender, and shall be immediately paid over and delivered forthwith to the Lender, and (ii) such Enforcement Action shall be null and void and of no force or effect.

(f) The Creditor hereby acknowledges that as long as payment under the Subordinated Note and/or Subordinated Debt is prohibited pursuant to this Agreement there shall be no such payment with respect to the Subordinated Note or Subordinated Debt and, accordingly, it shall not assert any claims or remedies with respect thereto.

3. Amendments to the Subordinated Note. Each of the Creditor and the Company agree not to modify, change, terminate, restate, supplement or amend orally or by any course of dealing or in any other manner the Subordinated Note or to modify the method for calculating amounts due under any of the Subordinated Note without first obtaining the prior written consent of the Lender. The Creditor shall not assign, transfer or otherwise convey the Subordinated Note to any Person unless such Person agrees in writing, in form and substance satisfactory to Lender in its Permitted Discretion, to be bound by the terms of this Agreement applicable to the Creditor.

4. No Liens. Until full performance and indefeasible and irrevocable payment in full in cash of the Obligations and termination of the Loan Documents, Creditor shall not seek to obtain, and shall not take, accept, obtain or have, any Lien or security interest in any asset or property of the Company as security for the Subordinated Note or any Subordinated Debt, or any part thereof, and, if and to the extent that any such Lien or security interest at any time exists in favor of Creditor, such Liens and security interests hereby are subordinated to all Liens, security interests, restrictions, encumbrances, charges, interests and other arrangements, now or hereafter existing, for the benefit of or in favor of the Lender or any of its or their Affiliates or its or their successors or assigns granted or given by the Company or any other Borrower or any Guarantor or any of its or their Affiliates, successors or assigns to secure the Obligations, or any part thereof, notwithstanding the date or order of attachment, creation, effectiveness or perfection of any of the foregoing or the provision of any applicable law or otherwise. Creditor and the Company represent that as of the date hereof Creditor does not have and has not taken or accepted, and the Company has not granted or given to Creditor, any Lien or security interest in any asset or property of the Company.

5. Representations and Warranties of Company and the Creditor. Each of the Company and Creditor severally represent and warrant to Lender, as applicable, that:

(a) it has not relied and will not rely on any representation or information of any nature made by or received from the Lender in deciding to execute this Agreement;

(b) all terms and provisions relating to the Subordinated Note, and Subordinated Debt, including, without limitation, the computation of the interest and principal due under the Subordinated Note, are set forth solely in the Subordinated Note, and there are no other liabilities, indebtedness, amounts, payments, covenants, agreements, or other obligations (other than those reflected in the Subordinated Note) owing to the Creditor by or from the Company;

(c) it is not a party to or subject to or bound by any agreement document, or instrument conflicting with this Agreement or the Subordinated Note (and all agreements ancillary thereto) or otherwise relating to the Subordinated Debt other than the Subordinated Note, and its obligations under this Agreement are not subordinated in any way to any other obligation of such Person or to the rights of any other Person;

(d) (i) the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions and pursuant to all necessary consents required therefore; (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity); and (iii) no approval, consent, authorization of, filing registration or qualification with, or other action by, it or any other Person or Governmental Authority is or will be necessary to permit the valid execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby;

(e) the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other Governmental Authority binding on or applicable to it or any of its properties or assets; (ii) conflict with, result in a breach of, constitute a default of or an event of default under, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, require any consent not obtained under, or result in or require the acceleration of any indebtedness pursuant to, any indenture, agreement or other instrument to which it is a party or by which it, or any of its properties or assets are bound or subject; (iii) if applicable, conflict with or violate any provision of its certificate of incorporation or formation, by-laws, limited liability company agreement or similar documents or any agreement by and between it and its shareholders or equity owners or among any such shareholders or equity owners; or (iv) result in the creation or imposition of any Lien of any nature whatsoever upon any of its properties or assets.

(f) (i) it is not in default or breach of the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or by which it or any of its properties or assets is or are bound or subject, which default or breach, if not remedied within any applicable grace period or cure period, could reasonably be expected to have or result in a Material Adverse Effect or that could interfere with the validity of this Agreement or its right to enter into this Agreement or its ability to perform the transactions contemplated hereby; and (ii) there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened, before or by any court, arbitrator or Governmental Authority (1) against or affecting it, this Agreement or the transactions contemplated hereby, or (2) that questions or could prevent the validity of this Agreement or its right or ability to execute or deliver this Agreement or to consummate the transactions contemplated hereby;

(g) it is not (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, this Agreement, or (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to have or result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have or result in a Material Adverse Effect;

(h) the Subordinated Note is in full force and effect and has not been amended, modified, terminated or supplemented, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(i) Creditor is the legal and beneficial direct owner of the Subordinated Note free and clear of all Liens and has not transferred, sold, pledged, encumbered, assigned or otherwise disposed of the Subordinated Note or any part thereof; and

(j) Creditor is an individual citizen of the United States residing at the address set forth in the preamble to this Agreement and has full legal capacity and has all requisite power, right and authority to execute, deliver and perform under this Agreement and is not under any legal restriction, limitation or disability that would prevent it from doing any of the foregoing.

The foregoing representations and warranties (i) are made by each of the Company and the Creditor with the knowledge and intention that the Lender will rely thereon, (ii) shall survive the execution and delivery of this Agreement, and (iii) do not contain any untrue statements of material fact or omit to state any fact necessary to make the statements herein not materially misleading, and there is no fact known to the Company or the Creditor which it has not disclosed to Lender in writing which could reasonably be expected to have or result in a Material Adverse Effect.

6. Covenants. Until full performance and indefeasible and irrevocable payment in full in cash of the Obligations and termination of the Loan Documents, except as specifically and expressly permitted in this Agreement:

(a) Creditor and its Affiliates shall not commence or join with any other Person in commencing in any bankruptcy, reorganization, receivership or similar proceeding or other Enforcement Action in connection with Company or any Guarantor or any of its or their Affiliates or any of its or their assets or properties or the Subordinated Note or Subordinated Debt;

(b) each of Creditor and Company shall take all necessary and appropriate actions to ensure that (i) this Agreement and the provisions hereof remain enforceable against Creditor and Company, as applicable, and (ii) it complies with its covenants, agreements and obligations under this Agreement;

(c) neither Creditor nor Company, nor any of their respective Affiliates, shall do or cause or permit to be done, or enter into or make or become a party to any agreement (oral or written), arrangement or commitment to do or cause to be done, any of the things prohibited by this Agreement or that conflicts with this Agreement or that would prevent it from complying herewith and/or performing hereunder;

(d) the Creditor and Company each hereby shall take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be requested by the Lender in its Permitted Discretion in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance of the transactions contemplated hereby or the occurrence of a Default or Event of Default;

(e) each of Creditor and Company shall notify the Lender in writing promptly of any material default or breach by the Company under the Subordinated Note or this Agreement or of any termination of the Company’s obligations under the Subordinated Note or Subordinated Debt, provided, that any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations, agreements or covenants of Creditor or Company herein;

(f) Creditor shall, upon reasonable request by the Lender, and subject to any applicable confidentiality or other legal requirements, furnish promptly or make available to the Lender, for its benefit and the benefit of the Lender, copies of all books, records, monthly reports, statements of account, budgets, and any other similar items which Creditor maintains with respect to payments under the Subordinated Note and Subordinated Debt;

(g) Creditor shall not (i) sell, lease, transfer, pledge, encumber, restrict, assign or otherwise dispose of the Subordinated Note or any interest therein to any Person unless such Person agrees in writing, in form and substance satisfactory to Lender in its Permitted Discretion, to be bound by the terms of this Agreement with respect to such payments, deliveries and issuances and amounts owing to it by the Company, or (ii) create, incur, assume or suffer to exist any Lien on the Lender Collateral or any other property or asset of the Company; and

(h) the Company shall keep true, complete and accurate records with respect to the Subordinated Note and Subordinated Debt and amounts due thereunder.

7. Loan Agreement; Acknowledgment and Consent.

(a) The Creditor acknowledges and confirms receipt of a copy of the Loan Agreement and hereby acknowledges and consents to all terms and provisions of the Loan Agreement and the execution, delivery and performance by Company of the Loan Agreement and other Loan Documents, including, without limitation, the creation of the Obligations and the granting of security interests by the Company pursuant thereto and the rights of Lender to assign and participate any part of the Loans pursuant to Section 12.2 of the Loan Agreement.

(b) The Creditor acknowledges and agrees that the Lender shall have unconditional power and discretion, without notice to or consent from the Creditor, to make any change, modification or amendment at any time to any of the Loan Documents, Loans, Notes and/or Obligations and to deal in any manner with the Loan Documents, Loans, Notes and/or Obligations and any security or guaranties therefor, including, without limitation, the release, surrender, extension, renewal, acceleration, compromise or substitution thereof without affecting, impairing, or discharging, in whole or in part, the obligations of the Creditor hereunder. Without limiting the foregoing, the Lender may administer the Loan Documents, Loans and Obligations in any manner it sees fit and may take and do any and all actions (or refrain therefrom) with respect to the Loan Documents, Loans and Obligations, including, without limitation, release any or all Lender Collateral for the Obligations, release any guarantor of the Obligations, extend the time for payment of the Obligations, or any part thereof, change the interest rate on the Obligations under the Loan Documents, reduce or increase the amount of the Obligations under the Loan Documents, accelerate the Obligations, make any amendment, or modification whatsoever of any of the terms or conditions of the Loan Documents, extend, in whole or in part, by renewal or otherwise, the time for the payment of any principal or interest or any other amount pursuant to the Notes or for the performance of any term or condition of the Loan Documents, settle, release, substitute, modify, impair or exercise, or fail or refuse to exercise, any claims, rights, or remedies, of any kind or nature, which the Lender may at any time have against Company, or with respect to any collateral or lien held by the Lender at any time, whether under any Loan Document or otherwise, and collect and retain or liquidate any property or assets subject to such lien, or foreclose on any of the Lender Collateral, take additional collateral, obtain additional guarantors, accept a deed in lieu of foreclosure, exercise any and all powers, rights and remedies and/or take or fail to take any other action with respect to the Obligations.

8. Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all the assets of, or the, dissolution, liquidation or any other marshaling of the assets and liabilities of, Company or any Guarantor (each, an “Insolvency Event”) (i) the Lender, shall be entitled to receive indefeasible and irrevocable payment in full in cash and full performance and satisfaction of all Obligations then outstanding before Creditor or any of its Subsidiaries or Affiliates shall be entitled to receive any payment or distribution, whether in cash, securities or other property, in respect of any amounts due with respect to the Subordinated Note or Subordinated Debt at the time outstanding, (ii) Creditor hereby assigns to the Lender all rights, title, and interest of the Creditor in and to the Subordinated Note and Subordinated Debt and any claims arising thereunder in any such proceeding in connection with an Insolvency Event; and (iii) any payment or distribution, whether in cash, securities or other property payable or deliverable in respect of the amounts due under or with respect to the Subordinated Note or Subordinated Debt shall be paid or delivered, to the extent of the unpaid balance of the Obligations, for application to the payment thereof, directly to the Lender. In the event of any proceedings in connection with an Insolvency Event, Lender shall be entitled to rely upon this Agreement, which the parties acknowledge is enforceable in accordance with its terms upon the occurrence of any Insolvency Event, and shall have the right to prove, in addition to its claims on account of the Obligations, its claims hereunder in any such proceeding, so as to establish its rights hereunder and to receive directly from any receiver, trustee or other court officer or custodian distributions of any sort which would otherwise be payable on account of the Collateral or Obligations.

9. Reliance. The Creditor, by its acceptance hereof, acknowledges and agrees as a creditor of Company, that (a) it will benefit from the execution, delivery and performance by the Lender of the Loan Documents, the making of the Advances and the funding of the Loans to the Company, (b) the funding of the Loans by the Lender constitute valuable consideration to the Creditor, (c) this Agreement is intended to be an inducement to the Lender to execute, deliver and perform the Loan Documents, to make Advances and to fund the Loans to Company, whether the Obligations under the Loan Documents were created or existed before or after the creation or existence of the Subordinated Note or Subordinated Debt, and (d) the Lender is relying on the subordination and other provisions of this Agreement in entering into and performing under the Loan Documents and in acquiring and holding, or in continuing to hold, the Loans and in making and funding the Advances and Loans to the Company.

10. Rights of the Lender Regarding Collateral. In addition to the provisions set forth in this Agreement and in the Loan Documents, upon the occurrence of a Default or an Event of Default the Lender shall have the right to exercise any and all other rights and remedies provided for herein or in any Loan Document, under the UCC or at law or equity generally, including, without limitation, the right (a) to foreclose its security interests and Liens, (b) to realize upon or to take possession of or sell any of the Lender Collateral with or without judicial process, and (c) to exercise, in the name of the Creditor and Company, such rights and powers with respect to the Lender Collateral as the Creditor or Company might exercise.

11. No Third Party Beneficiary; Subrogation. This Agreement is not intended to benefit or confer any rights upon Company or upon any third party. After and to the extent that all Obligations owing to Lender under the Loan Documents have been indefeasibly paid in full due to payments or distributions to Lender on account of this Agreement, then and to that extent, Creditor shall become subrogated to the rights of Lender under the Loan Documents to receive payment of the remaining Obligations from Company, if any. The Company agrees that no such payments or distributions directed to Lender on account of this Agreement shall be deemed by the Company, whether in connection with its other creditors or otherwise, to be a payment by the Company on account of the Subordinated Note or Subordinated Debt.

12. Rights and Remedies. The Lender, shall have the right in its sole discretion to determine which rights and/or remedies the Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of the Lender’s rights, Liens or remedies under any Loan Document or this Agreement, applicable law or equity. The enumeration of any rights and remedies in this Agreement or any Loan Document is not intended to be exhaustive, and all rights and remedies of the Lender described in this Agreement and the Loan Documents are cumulative and are not alternative to or exclusive of any other rights or remedies which the Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

13. Power of Attorney. To enable Lender to enforce its rights under this Agreement, the Creditor hereby irrevocably appoints the Lender, as its agent and attorney-in-fact to make and present for or on behalf of such Creditor such proof of claim or claims against the Company for or on account of the Subordinated Debt and/or amounts due under the Subordinated Note as the Lender may deem expedient and proper; to vote such claims in any such proceedings; to receive and collect any and all dividends or other payments, deliveries, issuances or disbursements made thereon in whatever form the same may be paid, delivered or issued, and to apply same on account of the Obligations. The Creditor agrees to and does hereby assign all such claims to the Lender and further agrees to execute such instruments as may be required by the Lender to enable the Lender to enforce any and all such claims and collect any and all dividends or other payments or disbursements that may be made on account of the Subordinated Note, and/or Subordinated Debt.

14. Waiver.

(a) No course of action or dealing, renewal, waiver, release or extension of any provision of any Loan Document or this Agreement, or single or partial exercise of any such provision, or delay, failure or omission on the Lender’s part in enforcing any such provision shall affect the liability of Creditor or the Company or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by the Lender of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document or this Agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

(b) Notwithstanding any other provision of any Loan Document or this Agreement or any other document executed in connection with any of the foregoing or evidencing or with respect to any Subordinated Debt, by completing the Closing and/or making of Advances and/or funding the Loans, Lender does not waive any breach of any representation or warranty under any Loan Document or this Agreement, and all of the Lender’s claims and rights resulting therefrom are specifically reserved.

(c) The Creditor hereby waives and agrees not to assert against the Lender any rights which a guarantor or surety could exercise (provided that the Creditor has not assumed and is not hereby assuming the status of guarantor or surety with respect to the Obligations), and nothing in this Agreement shall constitute or be construed as making the Lender a guarantor or surety.

(d) The Creditor waives any and all claims against the Lender for the failure of the Lender or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other treatment of all or any part of the Lender Collateral, or based upon any other action taken or omitted to be taken with respect to the Obligations or Lender Collateral by the Lender. The Creditor agrees that the Lender have no duties of any nature whatsoever to the Creditor, whether express or implied, by virtue of this Agreement operation of law or otherwise.

(e) The Creditor hereby irrevocably waives and agrees not to assert any right of setoff, recoupment, counterclaim, defense, demand, presentment, protest and/or deduction under contract, at law or in equity or otherwise which may now exist or may hereafter arise as a result of the existence of the Subordinated Note, and/or Subordinated Debt or any other indebtedness, obligations, loans, advances or accounts payable, covenants and duties of any kind or nature, now or hereafter owing by the Company or its Affiliates or its or their successors or assigns to the Creditor whether direct or indirect, absolute or contingent, secured or unsecured or due or to become due, and all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand. The Creditor waives any rights it may have under applicable law or assert the doctrine of marshalling or otherwise to require the Lender to marshal any property of the Company for the benefit of the Creditor.

15. Entire Agreement. This Agreement constitutes the entire agreement between the Creditor, the Company and the Lender with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made with respect to the subject matter hereof shall have no force and effect unless in writing signed by the parties hereto. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

16. Amendment. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by a written agreement signed by the Creditor, the Lender and the Company. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

17. Notices. Any notice or request under this Agreement shall be given to any party hereto at such party’s address set forth beneath its signature on the signature page hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 17. Any such notice or request shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (a) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

18. Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against the Creditor or the Company with respect to any Subordinated Debt and/or the Subordinated Note, any of the Loan Documents or this Agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of this Agreement, the Creditor and the Company each (a) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (b) waives personal service of process, (c) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 17 hereof, and (d) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of the Lender to serve process in any manner permitted by law or shall limit the right of the Lender to bring proceedings against the Creditor or Company in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against the Lender, involving, directly or indirectly, the Subordinated Debt and/or Subordinated Note, Loan Documents, or this Agreement shall be brought only in a federal or state court located in the State of Maryland. Each of the Creditor and the Company acknowledges that it participated in the negotiation and drafting of this Agreement and that, accordingly, it shall not move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

19. Severability; Captions; Counterparts; Facsimile Signature. If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible. The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

20. Successors and Assigns; Participations; New Lenders. This Agreement (a) shall inure to the benefit of, and may be enforced by, the Lender, Transferees, Participants (to the extent expressly provided in the Loan Agreement) and all future holders of the Notes, and any lender funding to or funding or financing source for the Lender any of the Obligations or any of the Lender Collateral and each of their respective successors and permitted assigns, and (b) shall be binding upon and enforceable against the Creditor and the Company and the Creditor’s and the Company’s permitted assigns and successors. The Creditor and the Company shall not assign, delegate or transfer this Agreement or any of its rights or obligations thereunder without the prior written consent of the Lender. This Agreement shall be binding upon the Creditor and the Company and their respective heirs, administrators, executors, successors and assigns. Nothing contained in this Agreement or any other Loan Document shall be construed as a delegation to the Lender or any Lender of the Company’s duty of performance. EACH OF THE CREDITOR AND THE COMPANY ACKNOWLEDGES AND AGREES THAT THE LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT ANY SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, ANY NOTE, THE OBLIGATIONS, THE LENDER COLLATERAL AND/OR THE LOAN DOCUMENTS TO ONE OR MORE OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS IN THE LOAN AGREEMENT. The terms “Lender” in this Agreement includes Transferees and Participants and successors and assigns, each of which shall have all rights and benefits of the Lender hereunder. Each Transferee and Participant and lender to or funding or financing source for the Lender (to the extent provided in the Loan Agreement) shall have all of the rights and benefits with respect to the Obligations, Notes, Lender Collateral, this Agreement and/or Loan Documents held by it as fully as if the original holder thereof. Notwithstanding any other provision of this Agreement or any Loan Document or any other document executed in connection with any of the foregoing or evidencing or with respect to any Subordinated Debt, the Lender may disclose to any Transferee or

Participant all information, reports, financial statements, certificates and documents obtained under any provision of this Agreement; provided, that Transferees and Participants shall be subject to the confidentiality provisions contained in the Loan Agreement that are applicable to Lender.

21. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

22. Survival; Termination. It is the express intention and agreement of the parties hereto that all covenants, representations, warranties and waivers and indemnities made by the Creditor and/or the Company herein shall survive the execution, delivery and termination of this Agreement until all Obligations are performed in full and indefeasibly paid in full in cash. This Agreement shall continue in full force and effect until full performance and indefeasible payment in full in cash of all Obligations and termination of the Loan Documents. Notwithstanding any other provision of this Agreement or any Loan Document or any other document executed in connection with any of the foregoing or evidencing or with respect to any Subordinated Debt, no termination of this Agreement shall affect the Lender’s rights or any of the Obligations existing as of the effective date of such termination until the Obligations have been fully performed and indefeasibly paid in cash in full.

23. Confidentiality and Publicity. Each of Creditor and the Company agree that the Lender and each Lender reserves the right to review and approve all materials that the Creditor or the Company or any of its Affiliates prepares that contain the Lender’s name or describe or refer to this Agreement, any of the terms hereof or thereof or any of the transactions contemplated hereby or thereby. Creditor shall not, and shall not permit any of its Affiliates to, use the Lender’s name (or the name of any of the Lender’s Affiliates) in connection with any of its business operations. Nothing contained in this Agreement is intended to permit or authorize any party hereto or any of their Affiliates to contract on behalf of any other party hereto. Creditor agrees that Lender or any Affiliate of Lender may disclose a general description of transactions arising under this Agreement for advertising, marketing or other similar purposes.

24. Approvals and Duties. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of the Lender with respect to any matter that is subject of this Agreement or any Loan Document may be granted or withheld by the Lender in its sole and absolute discretion. Other than the Lender’s duty of reasonable care with respect to the Lender Collateral, the Lender shall have no responsibility for or obligation or duty with respect to any of the Lender Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

[Remainder of Page Intentionally Left Blank]

Signature Page to Subordination Agreement

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Subordination Agreement as of the date first written above.

LENDER:

CAPITALSOURCE FINANCE LLC

By:
Name:
Title:
CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Attention:	Healthcare Finance Group, Portfolio
Manager
Telephone: (301) 841-2796
FAX: (301) 841-2340
E-MAIL: dcole@capitalsource.com

COMPANY:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:
Name:
Attention:
Telephone:
FAX:
E-MAIL:

CREDITOR:

Lee Edelstein
[Address]
Telephone:
FAX:
E-MAIL:

Exhibit A

Subordinated Note

See Attached